UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

PERMIAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of principal executive offices, including zip code)

(432) 695-4222

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on March 19, 2021, Permian Resources Operating, LLC (the “Issuer”), a subsidiary of Permian Resources Corporation (the “Company”), issued its 3.25% exchangeable senior notes due 2028 (the “Notes”), which are potentially exchangeable for shares of the Company’s Class A Common Stock, par value $0.0001 (the “Class A Common Stock”) pursuant to the terms set forth in that certain Indenture, dated as of March 19, 2021, between the Issuer and UMB Bank, N.A., as trustee (as amended or supplemented, the “Indenture”).

The shares of Class A Common Stock that may be issued from time to time upon the exchange of the Notes (the “Exchangeable Shares”) have been registered pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-279715) filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2024, the base prospectus, dated May 24, 2024, and a prospectus supplement, dated August 29, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The legal opinion of Latham & Watkins LLP relating to the issuance of the Exchangeable Shares upon exchange of the Notes is filed as Exhibit 5.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	September 2, 2025